UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  November 16, 2009

CHINA MEDIAEXPRESS HOLDING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33746	20-8951489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2805, Central Plaza, Wanchai Hong Kong	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   +852 2827 6100

_______________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K (this “Form 8-K”) is being filed to report the unaudited interim results of Hong Kong Mandefu Holding Limited, the “accounting acquirer” of the Registrant China MediaExpress Holdings, Inc. (f/k/a TM Entertainment and Media, Inc.)(the “CME” or “Company”).  This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or the future financial performance of the Company. The Company has attempted to identify forward-looking statements by terminology, including, but not limited to, “anticipates”, “believes”, “expects”, “can”, “continue”, “could”, “estimates”, “intends”, “may”, “plans”, “potential”, “predicts”, “should” or “will” or the negative of these terms or other comparable terminology.

The forward-looking statements included in this Form 8-K are subject to risks, uncertainties and assumptions about the Company’s businesses and business environments. These statements reflect the Company’s current views with respect to future events and are not a guarantee of future results, operations, levels of activity, performance or achievements. Actual results of the Company’s results, operations, levels of activity, performance or achievements may differ materially from information contained in the forward-looking statements as a result of risk factors.  The Company’s expectations are as of the date this Form 8-K is filed, and the Company does not intend to update any of the forward-looking statements after the date this Report on Form 8-K is filed to confirm these statements to actual results, unless required by law.

2

Part I – FINANCIAL INFORMATION

ITEM 1 – FINANCIAL STATEMENTS
Index to Consolidated Financial Statements

3

ajrobbins pc
Certified Public Accountants

REVIEW REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of Hong Kong Mandefu Holding Limited
Hong Kong

We have reviewed the accompanying consolidated balance sheet of Hong Kong Mandefu Holding Limited (the "Company") as of September 30, 2009 and the related consolidated statements of operations and other comprehensive income for the three and nine-month periods ended September 30, 2009 and 2008, the consolidated statements of cash flows for the nine months ended September 30, 2009 and 2008 and the consolidated statement of shareholders' equity for the nine months ended September 30, 2009. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

AJ Robbins PC

Denver, Colorado
November 16, 2009

Columbine Place
216 16th Street, Suite 600
Denver, Colorado 80202
303 321 1281 > T 303 321 1288 > F
www.ajrobbins.com

INDEPENDENT MEMBER OF
POLARIS™
INTERNATIONAL

HONG KONG MANDEFU HOLDING LIMITED
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands of US dollars)

	December 31, 2008	September 30, 2009
	(Audited)	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$29,997	$40,855
Accounts receivable, net	6,065	11,293
Prepayment and other current assets	59	26

Total current assets	36,121	52,174

Non-current assets:
Property, plant and equipment, net	11,417	10,864
Deferred tax assets	1,578	1,910

Total non-current assets	12,995	12,774

Total assets	$49,116	$64,948

The accompanying notes are an integral part of these consolidated financial statements.

HONG KONG MANDEFU HOLDING LIMITED
CONSOLIDATED BALANCE SHEETS （CONTINUED）
(Amounts in thousands of US dollars, except for number of shares and per share data)

	December 31, 2008	September 30, 2009
	(Audited)	(unaudited)

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,565	$2,030
Accrued expenses and other current liabilities	1,301	3,045
Income tax payable	3,072	4,567
Amount due to a related party	798	1,508
Accrued liabilities for the purchase of property, plant and equipment	1,072	1,455

Total current liabilities	7,808	12,605

Non-current liabilities:
Accrued severance payments	307	393
Deferred concession fees	6,005	7,145

Total non-current liabilities	6,312	7,538

Total liabilities	14,120	20,143

Commitments and contingencies

Shareholders’ equity:
Ordinary shares $0.13 par value, 10,000 shares authorized and 10,000 shares issued and outstanding	1	1
Statutory reserves	4,314	4,314
Accumulated other comprehensive income	1,384	1,348
Retained earnings	29,297	39,142

Total shareholders’ equity	34,996	44,805

Total liabilities and shareholders’ equity	$49,116	$64,948

The accompanying notes are an integral part of these consolidated financial statements.

HONG KONG MANDEFU HOLDING LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME
(Amounts in thousands of US dollars, except for number of shares and per share data)

	For the three months ended September 30,		For the nine months ended September 30,
	2008	2009	2008	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Sales, net of business tax and related surcharges:	$15,783	$26,122	$46,233	$63,983
Cost of sales:	(6,459)	(8,630)	(18,359)	(22,992)
Gross profit	9,324	17,492	27,874	40,991

Operating expenses:
Selling expenses	(313)	(1,371)	(823)	(1,897)
General and administrative expenses	(524)	(588)	(1,452)	(1,941)
Total operating expenses	(837)	(1,959)	(2,275)	(3,838)

Operating income	8,487	15,533	25,599	37,153
Interest income	38	27	77	70

Income before income taxes	8,525	15,560	25,676	37,223
Income tax expenses	(2,162)	(3,896)	(6,478)	(9,823)
Net income	$6,363	$11,664	$19,198	$27,400

Foreign currency translation adjustment	$539	$11	$977	$(36)

Comprehensive income	$6,902	$11,675	$20,175	$27,364

Earnings per share
Basic and diluted	$636.3	$1,166.4	$1,919.8	$2,740.0

Weighted average number of ordinary shares outstanding:
Basic and diluted	10,000	10,000	10,000	10,000

The accompanying notes are an integral part of these consolidated financial statements.

HONG KONG MANDEFU HOLDING LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands of US dollars)

	For the nine months ended September 30,
	2008	2009
	(unaudited)	(unaudited)

CASH FLOWS FROM (TO) OPERATING ACTIVITIES
Net income	$19,198	$27,400
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of property, plant and equipment	2,324	2,351
Deferred tax benefits	(646)	(332)

Changes in operating assets and liabilities:
(Increase) in accounts receivable	(3,197)	(5,228)
Decrease /(increase) in prepayments and other current assets	(45)	33
Increase in accounts payable	797	465
Increase in accrued expenses and other liabilities	436	1,744
Increase in deferred concession fees	2,266	1,140
(Decrease)/increase in accrued severance payment	318	86
Increase in income tax payable	1,035	1,495
(Decrease)/increase in amounts due to related parties	(2,396)	710

Net cash provided by operating activities	20,090	29,864

CASH FLOWS (TO) INVESTING ACTIVITIES
Acquisition of property, plant and equipment, net of related payables	(4,591)	(1,415)

Net cash used in investing activities	(4,591)	(1,415)

The accompanying notes are an integral part of these consolidated financial statements.

HONG KONG MANDEFU HOLDING LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(Amounts in thousands of US dollars)

	For the nine months ended September 30,
	2008	2009
	(unaudited)	(unaudited)

CASH FLOWS (TO) FINANCING ACTIVITIES

Dividends paid	-	(17,555)

Net cash (used in) financing activities	-	(17,555)

Net increase in cash and cash equivalents	15,499	10,894

Effect of foreign currency translation adjustment on cash	977	(36)

Cash and cash equivalents at the beginning of the period	6,364	29,997

Cash and cash equivalents at the end of the period	$22,840	$40,855

Supplemental schedule of cash flows information:

- Income tax paid	$5,251	$8,328
- Interest paid	$-	$-

Supplemental schedule of non-cash activities:

- Acquisition of property, plant and equipment included in accrued liabilities	$2,215	$1,455

The accompanying notes are an integral part of these consolidated financial statements.

HONG KONG MANDEFU HOLDING LIMITED
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 (Unaudited)
(Amounts in thousands of US dollars, except for number of ordinary shares)

	Number of ordinary shares	Ordinary shares	Statutory reserves	Accumulated other comprehensive income	Retained earnings	Total shareholders’ equity

Balance as of December 31, 2008 (audited)	10,000	$1	$4,314	$1,384	$29,297	$34,996
Foreign currency translation	-	-	-	(36)	-	(36)
Net income for the period	-	-	-	-	27,400	27,400
Dividend paid to shareholders	-	-	-	-	(17,555)	(17,555)
Balance as of September 30, 2009 (unaudited)	10,000	$1	$4,314	$1,348	$39,142	$44,805

The accompanying notes are an integral part of these consolidated financial statements.

HONG KONG MANDEFU HOLDING LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (unaudited)
SEPTEMBER 30, 2009

1.	ORGANIZATION AND BASIS OF PRESENTATION

The accompanying consolidated financial statements include the financial statements of Hong Kong Mandefu Holding Limited (the “Company”) and its subsidiaries, including Fujian Across Express Information Technology Co., Ltd. (“Across Express”) and Fujian Fengzhong Media Co., Ltd. (“Fengzhong Media”). The Company and its subsidiaries are collectively referred to as the “Group”.

The Company was incorporated in Hong Kong on April 25, 2001 and does not conduct any business operation since its incorporation, other than being the holding company of the Group. The Group is principally engaged in operating mobile television advertising networks on passenger buses traveling on highways in the People’s Republic of China (the “PRC”). The Group develops and operates its business through its subsidiaries. Details of the Company’s subsidiaries are as follows:

Company	Date of Establishment	Place of establishment	Percentage of ownership by the Company	Principal activities

Across Express	Jun 23, 2003	PRC	100%	Provision of technical support

Fengzhong Media	May 31, 2002	PRC	0%	Operating mobile television advertising network

Fengzhong Media operated all the business of the Group prior to December 1, 2003. Fengzhong Media was 100% owned by Mr. Zheng Cheng, the controlling shareholder, and his mother (the “Cheng Family”) since its establishment.

In order to comply with PRC laws and regulations which prohibit foreign control of companies in certain industries and in contemplation of an initial public offering or reverse merger in the United States, effective control over Fengzhong Media was transferred to the Company through a series of contractual arrangements without transferring legal ownership in Fengzhong Media (the “Reorganization”). As a result of these contractual arrangements, the Company maintained the ability to approve decisions made by Fengzhong Media and was entitled to substantially all of the economic benefits of Fengzhong Media. Therefore, the Company consolidates Fengzhong Media in accordance with Accounting Research Bulletin No. 51 “Consolidated Financial Statements” and its related interpretations (including but not limited to Statement of Financial Accounting Standards (“SFAS”) No. 94, “Consolidation of All Majority-Owned Subsidiaries” (codified in FASB ASC Topic 810), and FASB Interpretation No. 46R “Consolidation of Variable Interest Entities (codified in FASB ASC Topic 810), an Interpretation of ARB No. 51” (“FIN 46R”) (codified in FASB ASC Topic 810)) and Regulations S-X 3A-02. Immediately before and after the Reorganization, the Cheng Family controlled Fengzhong Media; therefore, the Reorganization is accounted for as a transaction between entities under common control in a manner similar to pooling of interests.  Accordingly, the accompanying consolidated financial statements have been prepared as if the current corporate structure had been in existence throughout the periods presented.

HONG KONG MANDEFU HOLDING LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (unaudited)
SEPTEMBER 30, 2009

1.	ORGANIZATION AND BASIS OF PRESENTATION (continued)

On May 1, 2009, the Company and  China MediaExpress Holdings, Inc. f/k/a “TM Entertainment & Media, Inc” (“TMI”), a company listed on the American Stock Exchange, entered into a definitive share exchange agreement (the “Share Exchange Agreement”) whereby TMI will acquire 100% of the outstanding equity of the Company, subject to approval of the shareholders of TMI.

On September 30, 2009, the Company, certain shareholders of the Company and TMI entered into an amendment (the “Amendment”) to that certain Share Exchange Agreement dated as of May 1, 2009,.  Pursuant to the terms of the Amendment, TMI agreed to issue to the shareholders of the Company an additional 1.415 million of its shares of common stock (for a total of 20.915 million shares) and $10 million in three year, no interest promissory notes, payable upon the earlier of a financing following the proposed business combination or at such time as the board of directors determines, in lieu of a $20.0 million cash payment. In connection with the Amendment, the initial stockholders of TMI also agreed to transfer up to 750,000 of their shares of common stock to the shareholders of the Company for a purchase price of $0.01 per share and to sign lock-ups for up to 2 years with respect to 2,100,000 warrants owned by them.

In addition, the requirement that TMI deliver at least $10 million in working capital was eliminated, and a provision limiting the amount of TMI’s fees and expenses and a closing condition requiring TMI to have sufficient cash at closing to pay such fees were added. In connection with the Amendment, TMI’s underwriter agreed to waive approximately $3.3 million in deferred underwriting fees from the TMI’s IPO.

On October 15, 2009, the business combination between the Company and TMI was approved at the special meeting of its stockholders. The business combination was completed on October 16, 2009. As a result of the completion of the business combination, and after giving effect to all conversions, there are 23,917,413 shares of common stock outstanding, including the 20.915 million shares issued to the shareholder of the Company in the business combination.

HONG KONG MANDEFU HOLDING LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (unaudited)
SEPTEMBER 30, 2009

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and use of estimates

The accompanying consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with Regulation S-X as promulgated by the Securities and Exchange Commission ("SEC").  Accordingly, these financial statements do not include all of the disclosures required by generally accepted accounting principles in the United States of America for complete financial statements.  These unaudited interim financial statements should be read in conjunction with the audited financial statements and the notes thereto for the years ended December 31, 2008, 2007 and 2006.  In the opinion of management, the unaudited interim financial statements furnished here include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim periods presented.  In the opinion of management, the interim financial statements include all adjustments that are necessary in order to make the financial statements not misleading.  The results of the nine months ended September 30, 2009 are not necessarily indicative of the results to be expected for the full year ending December 31, 2009.

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the balance sheet dates and the reported amounts of revenues and expenses during the reporting periods. Significant estimates and assumptions reflected in the Company’s financial statements include, but are not limited to the useful lives of property, plant and equipment, accrual of concession fees and realization of deferred tax assets. Actual results could materially differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All transactions and balances between the Company and its subsidiaries have been eliminated upon consolidation.

PRC laws and regulations restrict foreign ownership of companies that provide advertising services, including out-of-home television advertising services. To comply with these foreign ownership restrictions, the Company operates its television advertising services in the PRC through Fengzhong Media, which is an entity legally owned by the Cheng Family, and holds the license and approvals to provide television advertising services in the PRC. A series of agreements were entered into amongst Across Express, Fengzhong Media and Fengzhong Media’s direct equity holders, providing Across Express the ability to control Fengzhong Media, including its financial interest as described below.

Pursuant to the contractual arrangements, Across Express provides certain technical and consulting services to Fengzhong Media in exchange for fees. As Across Express has a contractual controlling interest in Fengzhong Media, the Company, through its wholly-owned equity interest in Across Express, has unilateral discretion in setting the fees charged to Fengzhong Media.

HONG KONG MANDEFU HOLDING LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (unaudited)
SEPTEMBER 30, 2009

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Principles of Consolidation (continued)

In addition to the exclusive technical support and consulting services agreement, in which Across Express provides exclusive technical and consulting services to Fengzhong Media, Across Express has entered into an agreement with Fengzhong Media and its equity holders with respect to certain shareholder rights that provide Across Express with the ability to control Fengzhong Media. Pursuant to this contractual arrangement, the equity holders of Fengzhong Media would not exercise their equity holders’ right without obtaining the consent from Across Express and all the beneficial interests and rights of the equity holders of Fengzhong Media belong to Across Express.

With the above agreements, the Company demonstrates its ability to control Fengzhong Media, through the Company’s right to all residual benefits of Fengzhong Media and the Company’s obligation to fund losses of Fengzhong Media. Thus Fengzhong Media’s results are consolidated in the consolidated financial statements.  Business taxes relating to service fees charged by Across Express are recorded as cost of services in the consolidated statements of operations.

Foreign currency
The Group’s functional currency is the Chinese Renminbi (RMB).  The Group maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective period.

For financial reporting purposes, the financial statements of the Group, which are prepared using the functional currency, are then translated into United States dollars. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and shareholders’ equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign currency translation adjustment in other comprehensive income, a component of shareholders’ equity.

	For the nine months ended September 30, 2008	For the nine months ended September 30, 2009

Period end RMB:US$ exchange rate	6.82:1	6.83:1
Average RMB:US$ exchange rate	6.98:1	6.83:1

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and bank deposits, which are unrestricted as to withdrawal and use.

HONG KONG MANDEFU HOLDING LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (unaudited)
SEPTEMBER 30, 2009

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Allowance for doubtful accounts

An allowance for doubtful accounts is recorded in the period when the loss is determined to be probable based on an assessment of collectability, historical bad debts, account balance characteristics such as aging and prevailing economic condition.  The Group has not experienced such loss to date and as such the allowance is $0 for the three and nine month periods ended September 30, 2008 and 2009.

Property, Plant and Equipment, net

Property, plant and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, as follows:

Category	Estimated useful life

Buildings	20 years
Electronic and office equipment	5 years
Motor vehicles	10 years
Display network equipment	5 years

Payments for purchase of display network equipment are made by installment.  Outstanding unpaid installments for purchase of display network equipment are recognized as liabilities and recorded as accrued liabilities for the purchase of property, plant and equipment on the accompanying consolidated balance sheet.  Repair and maintenance costs are charged to expense as incurred, whereas the cost of renewals and betterment that extends the useful lives of property, plant and equipment are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the cost and accumulated depreciation from the asset and accumulated depreciation accounts with any resulting gain or loss reflected in the consolidated statements of operations as general and administrative expense.

Accrued severance payments

The Law of the People’s Republic of China on Employment Contracts (the “Employment Contract Law”) was adopted by the Standing Committee of the National People’s Congress of the PRC in 2007 and became effective on January 1, 2008. Pursuant to the Employment Contract Law, the Group’s PRC subsidiaries are required to make severance payment to an employee when the term of the employment contract expires unless the employee voluntarily terminates the contract or voluntarily rejects the offer to renew the contract in which the terms are no worse off than the terms of other employment contracts available to the employee. The severance payment will be equal to one month’s wages times the number of years that the employee has been working for the employer. For employment periods less than six months, the severance payment will be equal to one-half of one month’s salary. If the employment period is more than six months but less than one year, the severance payment will be equal to one month’s salary. The Group has calculated the potential severance payments in accordance with the Employment Contract Law and has recorded an amount for this potential liability as accrued severance payments on the accompanying consolidated balance sheets.

HONG KONG MANDEFU HOLDING LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (unaudited)
SEPTEMBER 30, 2009

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of Long-Lived Assets

In accordance with SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (codified in FASB ASC Topic 360), the Group reviews its long-lived assets and finite-lived intangible assets for potential impairment based on a review of projected undiscounted cash flows associated with these assets. Long-lived assets and finite-lived intangible assets are evaluated for impairment whenever events and circumstances exist that indicates the carrying amount of these assets may not be recoverable. If the sum of the projected undiscounted cash flows is less than the carrying amount of the assets, the Group would recognize an impairment loss based on the difference between the estimated fair value of the assets and the carrying amount. There was no such impairment charge for the periods presented.

Long-lived assets to be disposed of are stated at the lower of fair value less cost to sell or carrying amount.

Management judgment is required in the area of asset impairment, particularly in assessing whether: (1) an event has occurred that may affect asset values; (2) the carrying value of an asset can be supported by the net present value of future cash flows from the asset using estimated cash flow projections; and (3) the cash flow is discounted using an appropriate rate.

Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable, prepayment and other current assets, accounts payable, accrued expenses and other liabilities, and amounts due to related parties approximate their fair value due to the short-term maturity of these instruments.

Revenue Recognition

Revenue is recognized when the following four criteria are met in accordance with U.S. Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin No. 104 (“SAB 104”): (i) persuasive evidence of an arrangement exists, (ii) the service has been rendered, (iii) the fees are fixed or determinable, and (iv) collectability is reasonably assured.

The Group’s revenues are derived from selling advertising time slots on the Group’s mobile television advertising network placed in contracted buses in the PRC.

The Group typically signs standard contracts with its customers, who require the Group to broadcast the advertisements provided by customers on the Group’s network in specified areas (or specified provinces) and on specified passenger buses for a period of time generally ranging from 3 to 12 months. The service price, agreed at the contract date, is final and not subject to any adjustment. The Group recognizes advertising revenues ratably over the contracted performance period for which the advertisements are broadcasted, so long as the collection of such fees is probable. Generally, the Group’s customers pay the monthly service amount ratably over the contracts one month after the services are provided. The Group assesses customer’s creditworthiness before accepting service contracts; historically the Group has not experienced any credit losses related to sales.

HONG KONG MANDEFU HOLDING LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (unaudited)
SEPTEMBER 30, 2009

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

Fengzhong Media is subject to business tax and other surcharges on the revenues earned for services provided in the PRC. The applicable rate of business tax is 5%. Fengzhong Media is also subject to culture and education construction fees and embankment protection fees on the revenues earned for services provided in the PRC.  The applicable rates of the culture and education construction fee and embankment protection fees are 3% and 0.09%, respectively. The Group records revenue net of these taxes and surcharges. Such business tax and related surcharges for the nine months ended September 30, 2008 and 2009 were approximately $4,356,000 and $5,946,000, respectively and $1,476,000 and $2,365,000, respectively for the three months ended September 30, 2008 and 2009.

Cost of Sales

Cost of sales consists primarily of concession fees charged by the operators of passenger buses, depreciation of media display equipment and other operating costs.

The Group enters into long-term exclusive agreements with the operators of various inter-city express passenger buses in the PRC generally ranging from 5 to 8 years, providing the Group the concession right to install its mobile digital televisions and patented automatic control system on inter-city express passenger buses. Such equipment and systems on the inter-city express passenger buses serve as the Group's advertising platform. The Group pays a pre-determined network concession fee each year, which is based upon the number of buses operated, subject to an increase by 10% to 30% per year, to the passenger bus operators for the exclusive rights to install the Group's advertising network equipment on their buses.

Fees under concession agreements with the passenger bus operators are generally due every month. The Group accounts for the increase by the provisions of FAS 13 “Accounting for Leases (as amended)” (codified in FASB ASC Topic 840) as well as FTB 85-3 “Accounting for Operating Leases with Schedule Rent Increases” (codified in FASB ASC Topic 840). In accordance with FAS 13 and FTB 85-3, if rent payments are not made on a straight-line basis, rental expense shall be recognized on a straight line basis. As the concession fees increase by 10% to 30% per year and the agreements are long term (5 to 8 years), the Group calculates the minimum concession fees due over the term of the agreement and amortizes that amount using the straight line method over the term of the agreement. Since the Company does not know exactly what the increase will be each year, the minimum 10% increase is used in its calculation for each yearly increase. If an increase is any higher than the 10% increase, that amount is expensed as incurred on a monthly basis. The total concession fees under each agreement are charged to the consolidated statements of operations on a straight-line basis over the agreement period. Differences between concession fee payments and concession expenses charged to the consolidated statements of operations on a straight-line basis over the agreement periods are recorded as deferred concession fees on the accompanying consolidated balance sheets.

Advertising Expense

Advertising costs are expensed when incurred and are included in “selling expenses” in the consolidated statements of operations. For the nine months ended September 30, 2008 and 2009, advertising expenses were approximately $2,922 and $249,154, respectively. For the three months ended September 30, 2008 and 2009, advertising expenses were approximately $2,426 and $238,950, respectively.

HONG KONG MANDEFU HOLDING LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (unaudited)
SEPTEMBER 30, 2009

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Sales commissions

Beginning in July 2009, the Company pays sales commissions to its sales employees.  Sales commissions are paid at three percent of monthly sales revenue earned.  For the nine months ended September 30, 2008 and 2009, commission expenses were approximately $0 and $855,000, respectively. For the three months ended September 30, 2008 and 2009, commission expenses were approximately $0 and $855,000, respectively.  The Company paid all commissions earned during the quarter ended September 30, 2009 in October 2009.  The $855,000 earned during the quarter ended September 30, 2009 is recorded in accrued expenses and other current liabilities on the accompanying consolidated balance sheet as of September 30, 2009.

Leases

Leases are classified at the inception date as either a capital lease or an operating lease. For the lessee, a lease is a capital lease if any of the following conditions is met: a) the ownership of the leased property is transferred to the lessee by the end of the lease term, b) there is a bargaining purchase option, c) the lease term is at least 75% of the property’s estimated remaining economic life or d) the present value of the minimum lease payments at the beginning of the lease term is 90% or more of the fair value of the leased property. A capital lease is accounted for as if there was an acquisition of an asset and an incurrence of an obligation at the inception of the lease. All other leases are accounted for as operating leases wherein rental payments are expensed as incurred. The Group had no capital leases for any of the periods stated herein.

Income Taxes

Income taxes are accounted for under the asset and liability method prescribed by FASB ASC 740 Income Taxes (“ASC 740”).  Deferred income taxes are recorded for temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities.  Deferred tax assets and liabilities reflect the tax rates expected to be in effect for the years in which the differences are expected to reverse.  A valuation allowance is provided if it is more likely than not that some or the entire deferred tax asset will not be realized.

The Group applies the provisions of ASC 740 which prescribes a comprehensive model for the manner in which a company should recognize, measure, present and disclose in its financial statements all material uncertain tax positions that the Group has taken or expects to take on a tax return.

The Group has no uncertain tax positions as of December 31, 2008, and September 30, 2009.  As of September 30, 2009, the tax jurisdictions to which the Group is subject are the United States of America, Hong Kong and the PRC.  In the event that the Group concludes that it is subject to interest and/or penalties arising from uncertain tax positions, the Group will present interest and penalties as a component of income taxes. No amounts of interest or penalties were recognized in the Group’s Consolidated Statements of Operations or Consolidated Balance Sheets on December 31, 2008, or as of and for the nine months ended September 30, 2009

HONG KONG MANDEFU HOLDING LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (unaudited)
SEPTEMBER 30, 2009

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings per share

The Group calculates earnings per share in accordance with ASC Topic 260 (formerly SFAS No. 128, “Earnings Per Share”). Basic earnings per ordinary share is computed by dividing income attributable to holders of ordinary shares by the weighted-average number of ordinary shares outstanding during the period. Diluted earnings per ordinary share reflects the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or converted into ordinary shares. There were no potentially dilutive securities for the three and nine months ended September 30, 2008 and 2009.

Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income”(codified in FASB ASC Topic 220) establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

 Recent Accounting Pronouncements

On July 1, 2009, the Company adopted Accounting Standards Update (“ASU”) No. 2009-01, “Topic 105 - Generally Accepted Accounting Principles - amendments based on Statement of Financial Accounting Standards No. 168 , “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles” (“ASU No. 2009-01”).  ASU No. 2009-01 re-defines authoritative US GAAP for nongovernmental entities to be only comprised of the FASB Accounting Standards Codification™ (“Codification”) and, for SEC registrants, guidance issued by the SEC.  The Codification is a reorganization and compilation of all then-existing authoritative US GAAP for nongovernmental entities, except for guidance issued by the SEC.  The Codification is amended to effect non-SEC changes to authoritative US GAAP.  Adoption of ASU No. 2009-01 only changed the referencing convention of US GAAP in  Notes to the Consolidated Financial Statements.

In April 2009, the Financial Accounting Standards Board (“FASB”) issued FSP No. SFAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP No. SFAS 157-4”). FSP No. SFAS 157-4, which is codified in FASB ASC Topics 820-10-35-51 and 820-10-50-2, provides additional guidance for estimating fair value and emphasizes that even if there has been a significant decrease in the volume and level of activity for the asset or liability and regardless of the valuation technique(s) used, the objective of a fair value measurement remains the same. The Group adopted FSP No. SFAS 157-4 beginning April 1, 2009. This FSP had no material impact on the Group’s financial position, results of operations or cash flows.

HONG KONG MANDEFU HOLDING LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (unaudited)
SEPTEMBER 30, 2009

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (Continued)

In April 2009, the FASB issued FSP No. FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments,” which is codified in FASB ASC Topic 320-10. This FSP modifies the requirements for recognizing other-than-temporarily impaired debt securities and changes the existing impairment model for such securities. The FSP also requires additional disclosures for both annual and interim periods with respect to both debt and equity securities. Under the FSP, impairment of debt securities will be considered other-than-temporary if an entity (1) intends to sell the security, (2) more likely than not will be required to sell the security before recovering its cost, or (3) does not expect to recover the security’s entire amortized cost basis (even if the entity does not intend to sell). The FSP further indicates that, depending on which of the above factor(s) causes the impairment to be considered other-than-temporary, (1) the entire shortfall of the security’s fair value versus its amortized cost basis or (2) only the credit loss portion would be recognized in earnings while the remaining shortfall (if any) would be recorded in other comprehensive income. This FSP requires entities to initially apply the provisions of the standard to previously other-than-temporarily impaired debt securities existing as of the date of initial adoption by making a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The cumulative-effect adjustment potentially reclassifies the noncredit portion of a previously other-than-temporarily impaired debt security held as of the date of initial adoption from retained earnings to accumulated other comprehensive income. The Group adopted FSP No. SFAS 115-2 and SFAS 124-2 beginning April 1, 2009. This FSP had no material impact on the Group’s financial position, results of operations or cash flows.

In April 2009, the FASB issued FSP No. SFAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments,” which is codified in FASB ASC Topic 825-10-50.  This FSP essentially expands the disclosure about fair value of financial instruments that were previously required only annually to also be required for interim period reporting. In addition, the FSP requires certain additional disclosures regarding the methods and significant assumptions used to estimate the fair value of financial instruments. These additional disclosures are required beginning with the quarter ending June 30, 2009.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events,” codified in FASB ASC Topic 855-10-05, which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS No. 165 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. SFAS No. 165 is effective for interim and annual periods ending after June 15, 2009, and accordingly, the Group adopted this pronouncement during the second quarter of 2009. SFAS No. 165 requires that public entities evaluate subsequent events through the date that the financial statements are issued. The Group has evaluated subsequent events through November 16 2009.

HONG KONG MANDEFU HOLDING LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (unaudited)
SEPTEMBER 30, 2009

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (Continued)

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets — an amendment of FASB Statement No. 140,”  codified as FASB ASC Topic 860, which requires entities to provide more information regarding sales of securitized financial assets and similar transactions, particularly if the entity has continuing exposure to the risks related to transferred financial assets. SFAS No. 166 eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets and requires additional disclosures. SFAS No. 166 is effective for fiscal years beginning after November 15, 2009. The Group does not believe the adoption of SFAS No. 166 will have an impact on its financial condition, results of operations or cash flows.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R),” codified as FASB ASC Topic 810-10, which modifies how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. SFAS No. 167 clarifies that the determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance. SFAS No. 167 requires an ongoing reassessment of whether a company is the primary beneficiary of a variable interest entity. SFAS No. 167 also requires additional disclosures about a company’s involvement in variable interest entities and any significant changes in risk exposure due to that involvement. SFAS No. 167 is effective for fiscal years beginning after November 15, 2009. The Group does not believe the adoption of SFAS No. 167 will have an impact on its financial condition, results of operations or cash flows.

In August 2009, the FASB issued Accounting Standards Update (“ASU”) 2009-05 Fair Value Measurements and Disclosures (ASC 820): Measuring Liabilities at Fair Value (“ASU 2009-05”) which provides guidance on measuring the fair value of liabilities under FASB ASC 820, Fair Value Measurements and Disclosures (“ASC 820”). ASU 2009-05 clarifies that the unadjusted quoted price for an identical liability, when traded as an asset in an active market is a Level 1 measurement for the liability and provides guidance on the valuation techniques to estimate fair value of a liability in the absence of a Level 1 measurement. ASU 2009-05 is effective for the first interim or annual reporting period beginning after its issuance. The adoption of ASU 2009-05 did not have a material effect on the Company’s consolidated financial statements.

FASB Accounting Standards Update 2009-12, Fair Value Measurements and Disclosures (ASC 820)—Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent) amends ASC 820-10, Fair Value Measurements and Disclosures—Overall, to permit a reporting entity to measure the fair value of certain investments on the basis of the net asset value per share of the investment (or its equivalent).  This Update also requires new disclosures, by major category of investments, about the attributes of investments within the scope of this amendment to the ASC.  The guidance in this Update is effective for interim and annual periods ending after December 15, 2009.  Management is currently evaluating the impact this Update will have on the Company’s consolidated financial statements.

HONG KONG MANDEFU HOLDING LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (unaudited)
SEPTEMBER 30, 2009

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentration of Risks

Concentration of credit risk

Assets that potentially subject the Group to significant concentration of credit risk primarily consist of cash and accounts receivable. As of September 30, 2009, substantially all of the Group’s cash was deposited in financial institutions located in the PRC, which management believes are of high credit quality. Accounts receivable are typically unsecured and are derived from revenues earned from customers in the PRC. The risk with respect to accounts receivable is mitigated by credit evaluations the Group performs on its customers and its ongoing monitoring process of outstanding balances.  The Group has not experienced a loss in such account.

Concentration of customers and vendors

The Group currently provides a substantial portion of its service to various customers. There are no revenues from customers which individually represent greater than 10% of the total revenues for the nine months ended September 30, 2008 or 2009 (see Note 15).  Sales to customers are mostly made through non-exclusive, short-term arrangements.  As the customer base is diversified, the Group considers that the concentration risk of its customers is not significant to the Group’s financial condition and results of operations.

The Group currently conducts a substantial portion of its services with a limited number of vendors. There are concessions paid to a vendor which individually represents greater than 10% of the total concession fees included in cost of sales and an accounts payable balance to a vendor which individually represents greater than 10% of accounts payable (see Note 15). The loss of this vendor could have a significant negative impact on the Group’s business. Concessions paid to vendors are mostly made through contracts ranging from 5-8 years. Due to the Group’s dependence on a limited number of vendors, any negative events with respect to the Group’s vendors may cause material fluctuations or declines in the Group’s revenue and have a material adverse effect on the Group’s financial condition and results of operations.

Current vulnerability due to certain other concentrations

The Group’s operations may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for more than 20 years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC’s political, economic and social conditions. There is also no guarantee that the PRC government’s pursuit of economic reforms will be consistent or effective.

HONG KONG MANDEFU HOLDING LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (unaudited)
SEPTEMBER 30, 2009

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentration of Risks (continued)

Current vulnerability due to certain other concentrations (continued)

The Group transacts all of its business in RMB, which is not freely convertible into foreign currencies. On January 1, 1994, the PRC government abolished the dual rate system and introduced a single rate of exchange as quoted daily by the People’s Bank of China (the “PBOC”). However, the unification of the exchange rates does not imply that the RMB may be readily convertible into United States dollars or other foreign currencies. All foreign exchange transactions continue to take place either through the PBOC or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the PBOC. Approval of foreign currency payments by the PBOC or other institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts.

Additionally, the value of the RMB is subject to changes in central government policies and international economic and political developments affecting supply and demand in the PRC foreign exchange trading system market.

Foreign ownership of advertising businesses is subject to significant restrictions under current PRC laws and regulations.  Currently, the Group conducts its operations in the PRC through a series of contractual arrangements entered into among Across Express, Fengzhong Media and its shareholders.

The relevant regulatory authorities may find the current ownership structure, contractual arrangements and businesses to be in violation of any existing or future PRC laws or regulations.  If so, the relevant regulatory authorities would have broad discretion in dealing with such violations.

HONG KONG MANDEFU HOLDING LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (unaudited)
SEPTEMBER 30, 2009

3.	ACCOUNTS RECEIVABLE

	(Amounts in thousands of US dollars)
	December 31,	September 30,
	2008	2009
Balance at end of period	$6,065	$11,293

All the accounts receivable are non-interest bearing.

4.	PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consist of the following:

	(Amounts in thousands of US dollars)
	December 31,	September 30,
	2008	2009

Buildings	$229	$229
Electronic and office equipment	94	94
Motor vehicles	190	190
Display network equipment	16,402	18,200

Total	16,915	18,713

Less: Accumulated depreciation	(5,498)	(7,849)

	$11,417	$10,864

Depreciation expenses were approximately $2,324,000 and $2,351,000 for the nine months ended September 30, 2008 and 2009, respectively. Depreciation expenses were approximately $762,000 and $808,000 for the three months ended September 30, 2008 and 2009, respectively.

5.	ACCOUNTS PAYABLE

	(Amounts in thousands of US dollars)
	December 31,	September 30,
	2008	2009

Concession fee payable	$1,565	$2,030

All the accounts payables are non-interest bearing.

HONG KONG MANDEFU HOLDING LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (unaudited)
SEPTEMBER 30, 2009

6.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

The components of accrued expenses and other current liabilities are as follows:

	(Amounts in thousands of US dollars)
	December 31,	September 30,
	2008	2009

Salary and welfare payable	101	680
Business tax payable	848	1,352
Culture and education construction fee	185	298
Other surcharges	96	342
Other payable	71	373

	$1,301	$3,045

7.	ACCRUED LIABILITY FOR THE PURCHASE OF PROPERTY, PLANT AND EQUIPMENT

	(Amounts in thousands of US dollars)
	December 31, 2008	September 30, 2009

Balance at the end of	$1,072	$1,455

The amounts represent the remaining balance of consideration payable for purchasing of display network equipment. The amounts are non-interest bearing and payable within one year.

8.	ORDINARY SHARES

Authorized, issued and outstanding 10,000 shares at par value of $0.13.

(Amounts in thousands of US dollars)
December 31,	September 30,
2008	2009

$1	$1

HONG KONG MANDEFU HOLDING LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (unaudited)
SEPTEMBER 30, 2009

9.	RESTRICTED NET ASSETS (RESERVES)

The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its subsidiaries. Relevant PRC statutory laws and regulations permit payments of dividends by the Company’s PRC subsidiaries only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of the Company’s subsidiaries.

In accordance with the Regulations on Enterprises with Foreign Investment of China and their articles of association, a foreign invested enterprise established in the PRC is required to provide certain statutory reserves, namely a general reserve fund, the enterprise expansion fund and a staff welfare and bonus fund which are appropriated from net profit as reported in the enterprise’s PRC statutory accounts. A wholly-owned foreign invested enterprise is required to allocate at least 10% of its annual after-tax profit to the general reserve until such reserve has reached 50% of its respective registered capital based on the enterprise’s PRC statutory accounts. Appropriations to the enterprise expansion fund and staff welfare and bonus fund are at the discretion of the board of directors for all foreign invested enterprises. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends. Across Express was established as a wholly-owned foreign invested enterprise and therefore is subject to the above mandated restrictions on distributable profits.

Additionally, in accordance with the Company Law of the PRC, a domestic enterprise is required to provide statutory common reserve at least 10% of its annual after-tax profit until such reserve has reached 50% of its respective registered capital based on the enterprise’s PRC statutory accounts. A domestic enterprise is also required to provide for discretionary surplus reserve, at the discretion of the board of directors, from the profits determined in accordance with the enterprise’s PRC statutory accounts. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends. Fengzhong Media was established as a domestic invested enterprise and therefore is subject to the above mandated restrictions on distributable profits.

As a result of these PRC laws and regulations that require annual appropriations of 10% of after-tax income to be set aside prior to payment of dividends as general reserve fund, the Company’s PRC subsidiaries are restricted in their ability to transfer a portion of their net assets to the Company.

Amounts restricted include paid-in capital ($3,709,000) and statutory reserve funds ($4,314,000) of the Company’s PRC subsidiaries, as determined pursuant to PRC generally accepted accounting principles, totaling approximately $8,023,000 as of December 31, 2008.  No appropriation of the reserves were made for the nine months period ended September 30, 2009 as the reserves will be allocated on an annual basis.

HONG KONG MANDEFU HOLDING LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (unaudited)
SEPTEMBER 30, 2009

10.	TAXATION

Income taxes

Hong Kong

The Company was incorporated in Hong Kong and does not conduct any substantive operations since its incorporation other than being the holding company of the Group.

No provision for Hong Kong profits tax has been made in the financial statements as the Company has no assessable profits for the three and nine months ended September 30, 2008 and 2009, respectively.  In addition, upon payments of dividends by the Company to its shareholders, no Hong Kong withholding tax will be imposed.

China

PRC enterprise income tax, “EIT”, is generally assessed at the rate of 25% for the three and nine months ended September 30, 2008 and 2009 of taxable income.  Across Express and Fengzhong Media were subjected to statutory EIT rates of 25% in accordance with the relevant PRC Enterprise Income Tax Laws started from 2008.

On February 22, 2008, the Ministry of Finance (“MOF”) and the State Administration of Taxation (“SAT”) jointly issued Cai Shui 2008 Circular 1 (“Circular 1”).  According to Article 4 of Circular 1, distributions of accumulated profits earned by a foreign investment enterprise prior to January 1, 2008 to foreign investor(s) in 2008 or after will be exempt from withholding tax (“WHT”) while distribution of the profit earned by an FIE after January 1, 2008 to its foreign investor(s) shall be subject to WHT. As a result, the dividends declared out of the retained earnings as of December 31, 2007 should be exempt from WHT.

For the nine months ended September 30, 2009, 2008 final dividends of US$17,555,000 (RMB120,000,000) were declared and paid from Across Express to the Company.  Out of these total dividends, US$6,931,000 (RMB47,379,000) was attributable to the 2008 profits of Across Express while the remaining was attributable to the accumulated profits prior to December, 2007.  The applicable tax rate of the WHT on the dividends attributable to the profits earned after January 1, 2008 is 5%.  The Company paid $347,000 for this tax for the nine months ended September 30, 2009.

There is no dividend policy for the Group and there is no plan to declare dividends in the future as of now. As a result, no deferred tax provision was provided to the financial statements for the remaining non-distributable profits earned in 2008 by Across Express. Should this policy be changed in future, deferred tax liabilities would be provided on the profits that are planned to distribute from Across Media to the Company.

HONG KONG MANDEFU HOLDING LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (unaudited)
SEPTEMBER 30, 2009

10.	TAXATION (continued)

Income before income taxes consists of:

	(Amounts in thousands of US dollars)
	For the three months ended September 30,		For the nine months ended September 30,
	2008	2009	2008	2009

The PRC	$8,525	$15,560	$25,676	$37,223

The current and deferred components of the income tax expense (benefit) appearing in the consolidated statements of operations are as follows:

	(Amounts in thousands of US dollars)
	For the three months ended September 30,		For the nine months ended September 30,
	2008	2009	2008	2009

Current	2,376	4,051	7,057	10,156
Deferred	(214)	(155)	(579)	(333)

	$2,162	$3,896	$6,478	$9,823

The reconciliation of tax computed by applying the statutory income tax rate applicable to PRC operations to income tax benefit is:

	(Amounts in thousands of US dollars)
	For the three months ended September 30,		For the nine months ended September 30,
	2008	2009	2008	2009

Income tax computed at applicable tax rates	$2,131	$3,594	$6,419	$9,357
Non-deductible expenses	31	302	59	466
Non-taxable income	-	-	-	-

	$2,162	$3,896	$6,478	$9,823

HONG KONG MANDEFU HOLDING LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (unaudited)
SEPTEMBER 30, 2009

10.	TAXATION (continued)

Deferred tax assets reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of deferred tax assets are as follows:

	(Amounts in thousands of US dollars)
	December 31, 2008	September 30, 2009

Deferred tax assets, non-current portion
Deferred concession fee	$1,501	$1,590
Accrued severance payment	77	320
	$1,578	$1,910

11.	RELATED PARTY TRANSACTIONS

a)	Related parties

Name of related Parties	Relationship with the Group

Mr. Zheng Cheng	Director of the Company and ultimate controlling shareholder of the Company
Ms. Chunlan Bian	Director of the Company

b)	The Group had the following related party balance as of December 31, 2008 and September 30, 2009:

	Amounts in thousands of US dollars
	December 31, 2008	September 30, 2009
Amount due to a related party
Mr. Zheng Cheng	$798	$1,508

All balances with related parties as of September 30, 2009 were unsecured, non-interest bearing and repayable on demand.

HONG KONG MANDEFU HOLDING LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (unaudited)
SEPTEMBER 30, 2009

12.	EMPLOYEE DEFINED CONTRIBUTION PLAN

Full time employees of the Group in the PRC participate in a government mandated defined contribution plan, pursuant to which certain pension benefits, medical care, employee housing fund and other welfare benefits are provided to employees. PRC labor regulations require that the PRC subsidiaries make contributions to the government for these benefits based on certain percentages of the employees’ salaries. The Group has no legal obligation for the benefits beyond the contributions made. The total amounts for such employee benefits, which were expensed as incurred, were approximately $264,000 and $318,000 for the nine months ended September 30, 2008 and 2009, respectively and $91,000 and $110,000 for the three months ended September 31, 2008 and 2009, respectively.

13.	COMMITMENTS AND CONTINGENCIES

(a)	Rental lease

Future minimum payments under non-cancelable operating leases with initial terms of one-year or more consist of the following at September 30, 2009:

(Amounts in thousands of US dollars)

2009	$44
2010	146
2011	105
2012	103
2013	43

$441

Payments under operating leases are expensed on the straight-line basis over the periods of their respective leases. The terms of the leases do not contain rent escalation or contingent rents. For the nine months ended September 30, 2008 and 2009, total rental expenses for all operating leases amounted to approximately $75,000 and $149,000 respectively. For the three months ended September 30, 2008 and 2009, total rental expenses for all operating leases amounted to approximately $34,000 and $50,000 respectively

(b)	Capital commitments

Purchase of property, plant and equipment

As of September 30, 2009, the Group did not have any commitments related to the purchase of display network equipment.

(c)	Concession fees

The Group has entered into concession right agreements with passenger bus operators. The contract terms of such concession rights are usually five to eight years. The concession rights expire between 2011 and 2014 and are renewable upon negotiation.

HONG KONG MANDEFU HOLDING LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (unaudited)
SEPTEMBER 30, 2009

13.	COMMITMENTS AND CONTINGENCIES (continued)

(c)	Concession fees (continued)

Future minimum concession fee payments under non-cancelable concession right agreements at September 30, 2009 were as follows:

(Amounts in thousands of US dollars)

2009	$22,752
2010	26,791
2011	29,471
2012	17,834
2013	8,447
2014	3,883
$109,178

14.	SEGMENT REPORTING

The Group operates and manages its business as a single reportable segment that includes primarily selling advertising time slots on its advertising network of television screens placed in passenger buses traveling on the highways throughout the PRC.

Geographic information

The Group operates in the PRC and all of the Group’s identifiable assets are located in the PRC.

Although the Group operates in multiple cities in China which include Fujian, Beijing Shanghai, Guangzhou, Tianjin and Chengdu, the chief operating decision maker evaluates the Group’s performance as a single reportable segments and thus the Group believes it operates in one segment as it provide services to customers irrespective of their locations.

15.	MAJOR CUSTOMERS AND VENDORS
(Amounts are in thousands of US dollars)

There were no customers accounting for 10% or more of total net sales for the nine months ended September 30, 2008 and 2009.

HONG KONG MANDEFU HOLDING LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (unaudited)
SEPTEMBER 30, 2009

15.	MAJOR CUSTOMERS AND VENDORS (continued)

Details of vendors accounting for 10% or more of concession fees included in costs of sales in any of the periods presented are as follows:

	For the three months ended September 30,		For the nine months ended September 30,
	2008	2009	2008	2009

Company 1	$750	$831	$2,197	$2,492

	$750	$831	$2,197	$2,492

Details of vendors accounting for 10% or more of accounts payable in the period presented are as follows:

	As of December 31,	As of September 30,
	2008	2009

Company 1	$250	$277

	$250	$277

16.	EARNINGS PER SHARE

Basic and diluted earnings per share for each of the periods presented are calculated as follows (Amounts in thousands except for the number of shares and per share data):

	For the three months ended September 30,		For the nine months ended September 30,
	2008	2009	2008	2009
	US$	US$	US$	US$
Numerator:
Net income	$6,363	$11,664	$19,198	$27,400
Denominator:
Weighted average number of ordinary shares outstanding used in calculating basic and diluted income per share	10,000	10,000	10,000	10,000

Basic and diluted earnings per share	$636.3	$1,166.4	$1,919.8	$2,740.0

HONG KONG MANDEFU HOLDING LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (unaudited)
SEPTEMBER 30, 2009

17.	SUBSEQUENT EVENT

The Company has evaluated events and transactions that occurred between October 1, 2009 and November 16 2009, which is the date the financial statements were issued for possible disclosure or recognition in the financial statements. The Company has determined that there were no such events or transactions that warrant disclosure or recognition in the financial statements except as disclosed.

As disclosed in Note 1 to the financial statements, the Company entered into a definitive share exchange agreement with TMI for the merger.   TMI issued 20.915 million new common shares of TMI and $10 million in promissory notes in exchange for 100% of the outstanding equity of the Company on October 15, 2009.  The Company’s shareholders may earn up to an additional 15 million shares of TMI subject to the achievement of some net income targets for 2009 – 2011.  The agreement closed on October 16, 2009 at which time the Company became a wholly owned subsidiary of TMI, which is listed on the American Stock Exchange.  The transaction will be treated as a reverse merger and a recapitalization of the Company for accounting purposes.  The historical financial statements will become those of the Company.

ITEM 2.  MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

CME, through contractual arrangements with Fujian Fenzhong, an entity majority owned by CME’s majority shareholder, operates the largest television advertising network on inter-city express buses in China.  CME’s operations in general and similar connotations, refer to Fujian Fenzhong, an entity which is controlled by CME through contractual agreements and which operates the advertising network. While CME has no direct equity ownership in Fujian Fenzhong, through the contractual agreements CME receives the economic benefits of Fujian Fenzhong’s operations.  CME generates revenues by selling advertising on its network of television displays installed on inter-city express buses in China.

CME’s extensive and growing network covers inter-city express bus services originating in China’s most prosperous regions. As of September 30, 2009, CME’s network covered inter-city express bus services originating in eleven regions, including the five municipalities of Beijing, Shanghai, Tianjin, Guangzhou and Chongqing and eight economically prosperous provinces, namely Guangdong, Jiangsu, Fujian, Sichuan, Anhui, Hubei, Hebei and Shandong. These eleven regions in aggregate generated over half of China’s gross domestic product, or GDP. CME’s network is capable of reaching a substantial and growing audience. Many of the cities connected in CME’s network are major transportation hubs, which serve as points of transfer for large numbers of leisure, business and other travelers in China to other modes of transportation. CME’s network also includes airport buses connecting major cities to airports and tour buses traveling on routes that connect major cities with popular tourist destinations in China. As of September 30, 2009, CME’s network covered six of the seven transportation hubs designated by the Ministry of Transport, and CME expects to further increase this percentage as it continues to expand the geographic coverage of its network. In addition to major transportation hubs, the network also covers small to medium-sized cities in China, some of which rely on highway transportation as the primary transportation option for connection outside these cities.

CME has entered into long-term framework agreements with 46 bus operator partners for terms ranging from five to eight years. Pursuant to these agreements, CME pays the bus operators concession fees for the right to install its displays and automated control systems inside their buses and display entertainment content and advertisements. CME’s entertainment content is provided by third parties and advertisements provided by its clients. CME obtains a wide range of free entertainment content from Fujian SouthEastern Television Channel and Hunan Satellite Television each month and purchases a limited amount of copyrighted programs from time to time.

4

In October 2007, CME entered into a five-year cooperation agreement with an entity affiliated with the Ministry of Transport of the People’s Republic of China to be the sole strategic alliance partner in the establishment of a nationwide in-vehicle television system that displays copyrighted programs on buses traveling on highways in China. The cooperation agreement also gave CME exclusive rights to display advertisements on the system. In November 2007, this entity issued a notice regarding the facilitation of implementation of the system contemplated under the cooperation agreement to municipalities, provinces and transportation enterprises in China. CME believes its status as the sole strategic alliance partner designated by an entity affiliated with the Ministry of Transport and the exclusive rights to display advertisements on the system has facilitated its historical expansion and is expected to continue to provide them with a competitive advantage in the future.

CME believes its network is a highly effective advertising medium. The network is capable of reaching audiences on inter-city express buses while they remain in a comfortable and enclosed environment with minimal distraction. The majority of the inter-city express buses within the network are equipped with leather seats and air-conditioning, providing a comfortable environment which makes the audiences more receptive to the content displayed on CME’s network. Inter-city travel in China typically takes a number of hours. Audiences are therefore exposed to the content displayed on its advertising platform for a significantly longer period of time than on shorter-distance travel. In addition, CME’s patented automated control systems ensure that the programs and advertisements are displayed continuously throughout the journey.

CME has grown significantly since it commenced its advertising services business in November 2003. During the year ended December 31, 2008, more than 400 advertisers had purchased advertising time on CME’s network either through advertising agents or directly from CME. Some of these clients have purchased advertising time from CME for more than three years, including Hitachi, China Telecom, Toyota, Siemens and China Pacific Life Insurance. CME has attracted several well-known international and national brands to its advertising network, including Coca Cola, Pepsi, Wahaha, Siemens, Hitachi, China Telecom, China Mobile, China Post, Toyota, Bank of China and China Pacific Life Insurance. For the years ended December 31, 2006, 2007 and 2008, CME generated total net revenues of $4.0 million, $25.8 million and $63.0 million, respectively. During the same periods, CME had net income of $0.9 million, $7.0 million and $26.4 million, respectively.

Critical Accounting Policies

CME prepares its consolidated financial statements in accordance with U.S. GAAP, which requires CME to make judgments, estimates and assumptions that affect the reported amounts of its assets and liabilities, the disclosure of its contingent assets and liabilities at the end of each reporting period and the reported amounts of revenues and expenses during each reporting period. CME continually evaluates these estimates and assumptions based on the most recently available information, CME’s own historical experiences and other factors that CME believes to be relevant under the circumstances. Since CME’s financial reporting process inherently relies on the use of estimates and assumptions, CME’s actual results could differ from its expectations. Certain accounting policies require higher degrees of judgment, some of which are inherently subjective and involve higher degrees of estimates and assumptions, than others in their application, due to, among other reasons, limited information available at the time CME’s financial statement is prepared. To the extent that the estimates used materially differ from actual results, adjustments or restatements to the statement of operations and corresponding balance sheet accounts could be necessary. CME considers the policies discussed below to be critical to an understanding of its consolidated financial statements because they involve higher degrees of reliance on CME’s management’s judgment.

5

When reading CME’s financial statements, you should consider CME’s critical accounting policies, the judgment and other uncertainties affecting the application of such policies and the sensitivity of reported results to changes in conditions and assumptions. CME believes the following accounting policies involve the most significant judgment and estimates used in the preparation of its financial statements. CME has not made any material changes in the methodology used in these accounting policies since it commenced operations in the advertising industry in November 2003.

Revenue Recognition

CME derives revenues from selling advertising time slots on its network. CME recognizes revenues ratably over the contract performance period during which the advertisements are displayed, so long as collection of the fees remains probable. In accordance with U.S. Securities and Exchange Commission Staff Accounting Bulletin No. 104, CME considers the following factors in its revenue recognition:

•
Whether persuasive evidence of an arrangement exists.  CME typically enter into short term contracts with its advertising agency clients and its direct advertising clients that require CME to display their advertisements in exchange for a certain amount of advertising fees specified in the contracts.

•	Whether the services have been rendered. CME receives payments from its clients on a monthly basis based on the advertisements displayed on its network in the preceding month.

•	Whether the fees are fixed or determinable. The advertising fees specified in the contract are final and not subject to any subsequent amendment.

•
Whether collectability is reasonably assured.  CME mitigates its collection risk by evaluating the creditworthiness of its clients and monitoring outstanding balances payable by CME’s clients. Therefore, CME did not have significant bad debts during the periods presented in its consolidated financial statements included elsewhere in this proxy statement.

Depreciation of Property, Plant and Equipment

Property, plant and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, which are 20 years for buildings, ten years for motor vehicles and five years for electronic and office equipment and media display equipment.

Repair and maintenance costs are charged to expense as incurred, whereas the cost of renewals and betterment that extends the useful lives of property, plant and equipment are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the cost and accumulated depreciation from the asset and accumulated depreciation accounts with any resulting gain or loss reflected in the consolidated statements of income.

Accrual of Concession Fees

CME has entered into long-term framework agreements with more than 40 inter-city express bus operators in China. Such contracts provide for CME’s concession rights to install its equipment and control systems inside their inter-city express buses at CME’s own cost and CME pays the bus operators participating in its network a pre-determined concession fee. CME has entered into framework agreements with all the bus operators participating in CME’s network for terms ranging from five to eight years. CME enters into contracts with these bus operators each year to update the number of buses carrying its network and the concession fees per bus for that year. The framework agreements specify the permissible range of annual increase in concession fees per bus, which is in all cases between a minimum of 10% and a maximum of 30%.

CME pays concession fees to the bus operators participating in its network on a monthly basis. However, the total concession fees payable under each long-term contract are charged to the consolidated statements of operations as concession expenses on a straight-line basis over the course of the contract period, based on the assumption that the concession fees increase by 10% per year. The differences between concession fee payments and concession fee expenses charged to the consolidated statements of income are accrued as liability or recorded as reversal to the corresponding previously accrued liability.

6

Impairment of Long-Lived Assets

CME evaluates its long-lived assets or asset group with finite lives for impairment whenever events or changes in circumstances indicate that the carrying amount of a group of long-lived assets may not be fully recoverable, such as a significant adverse change in market conditions that will impact the future use of the assets. When these events occur, CME evaluates the impairment by comparing the carrying amount of the assets to future undiscounted net cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the assets, CME recognizes an impairment loss based on the excess of the carrying amount of the asset group over its fair value that is generally based on the expected discounted cash flows using a risk-free rate. CME did not have any impairment of long-lived assets during the periods presented in CME’s consolidated financial statements included elsewhere in this proxy statement.

Income taxes

CME accounts for the expected future tax consequences by recognition of deferred income taxes arising from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements by applying the statutory tax rates applicable under the EIT Law. CME records a valuation allowance to reduce deferred tax assets to the value CME believes is more likely than not to be realized. In the event CME was to determine that it would be able to realize its deferred tax assets in the future in excess of their recorded amount, an adjustment to CME’s valuation allowance would increase its income in the period such determination was made. Likewise, if CME determines that it would not be able to realize all or part of its net deferred tax assets in the future, an adjustment to its valuation allowance would be charged to its income in the period such determination is made. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities. CME remeasured its deferred tax assets as a result of the reduction in tax rate from 33% to 25% under the EIT Law and recognized a reduction in income tax expenses of $0.3 million for the year ended December 31, 2007.

Leases

CME classifies leases at the inception of the lease as either a capital lease or an operating lease. A lease is classified as a capital lease if any of the following conditions is met (i) the ownership of the leased property is transferred to the lessee by the end of the lease term; (ii) there is a bargaining purchase option; (iii) the lease term is at least 75% of the property’s estimated remaining economic life; or (iv) the present value of the minimum lease payments at the beginning of the lease term is 90% or more of the fair value of the leased property. All other leases are accounted for as operating leases. A capital lease is accounted for as if there was an acquisition of an asset and an incurrence of an obligation at the inception of the lease. Rental payments under an operating lease are expensed as incurred. CME did not have any capital lease obligations during the periods presented in its consolidated financial statements included elsewhere in this proxy statement.

7

Earnings per Share

CME calculates earnings per share in accordance with ASC Topic 260 (formerly SFAS, No. 128, “Earnings Per Share.”) Basic earnings per ordinary share is computed by dividing income attributable to holders of ordinary shares by the weighted average number of ordinary shares outstanding during the period. Diluted earnings per ordinary share reflects the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or converted into ordinary shares.

Comprehensive Income

SFAS No. 130 “Reporting Comprehensive Income” (codified in FASB ASC Topic 220) establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

Results of Operations

Nine months ended September 30, 2009 Compared to nine months ended September 30, 2008

Net revenues.  CME’s sales, net of business tax and related surcharges increased to $64.0 million for the nine months ended September 30, 2009 from $46.2 million for the nine months ended September 30, 2008. The increase was primarily attributable to the significantly increased total amount of advertising time that CME sold, an increase in average rates per second, increase in CME’s advertising base and expansion of the geographic coverage of CME’s network. In addition, additional revenue was generated from the embedded advertisement which was displayed during the broadcasting of the content for the nine months ended September 30, 2009.

8

Cost of sales.  CME’s cost of sales increased to $23.0 million for the nine months ended September 30, 2009 from $18.4 million for the nine months ended September 30, 2008 due to the following reasons:

Concession fees.  Concession fees charged by inter-city express bus operators increased to $17.8 million for the nine months ended September 30, 2009 from $14.7 million for the nine months ended September 30, 2008. The increase was attributable to the increase in the concession fees payable to the group of bus operators participating in CME’s network through the execution of long-term framework agreements for the nine months ended September 30, 2009 as well as an increase in the number of inter-city express buses carrying CME’s network as a result of the increase in the number of bus operators that signed contracts with CME.

Depreciation.  Depreciation for CME’s digital television displays and hard disk drives increased to $2.4 million for the nine months ended September 30, 2009 from $2.3 million for the nine months ended September 30, 2008. The increase was attributable to installation of new equipment and control systems in connection with the increase in the number of inter-city express buses in the CME’s networks

Business tax.  Business tax increased to $2.1 million for the nine months ended September 30, 2009 from $1.5 million for the nine months ended September 30, 2008. The increase was primarily attributable to Business taxes arising from consulting services Fujian Express provided to Fujian Fenzhong in the nine months ended September 30, 2009.

Salary.  Salaries increased to $188,000 for the nine months ended September 30, 2009, from $145,000 for the nine months ended September 30, 2008. The increase was due to the increase in number of staff in the production and maintenance departments in the nine months ended September 30, 2009.

Production cost for embedded advertisement.  Production costs increase to $589,000 for the nine months ended September 30, 2009 from nil for the nine months ended September 30, 2008 as CME started to produce the embedded advertisements inside the content.

Gross profit.  As a result of the foregoing, CME’s gross profit increased to $41.0 million for the nine months ended September 30, 2009 from $27.9 million for the nine months ended September 30, 2008. CME’s gross profit margin for the nine months ended September 30, 2009 was 64.1% compared to the gross profit margin of 60.3% for the nine months ended September 30, 2008.

9

Operating expenses.  CME’s operating expenses increased to $3.8 million for the nine months ended September 30, 2009 from $2.3 million for the nine months ended September 30, 2008 due to the following reasons:

Selling expenses.  Selling expenses were $1.9 million and $0.8 million for the nine months ended September 30, 2009 and 2008, respectively.  The majority of selling expenses consisted of the salary and staff welfare of the sales force and the promotion expenses. There were no significant differences in the size of the sales force for the nine months ended September 30, 2009 and 2008. The significant increase of the selling expenses is mainly a result of the addition of commissions expense added during the current quarter.  Starting July 1, 2009, the CME began paying commissions to the sales people, which is calculated based upon a percentage of the monthly advertising revenue.  Salaries, commission and welfare expenses increased to $1.7 million for the nine months ended September 30, 2009, from $0.6 million for the nine months ended September 30, 2008.  Promotion expenses increased to $249,000 for the nine months ended September 30, 2009, from $3,000 for the nine months ended September 30, 2008

General and administrative expenses.  General and administrative expenses increased by 33.7% to $1.9 million for the nine months ended September 30, 2009 from $1.5 million for the nine months ended September 30, 2008. The increase was primarily attributable to increased salaries, rental expenses on various offices in the PRC, professional fees, housing fund and welfare paid to additional management and administrative personnel to meet the demand arising from CME’s enlarged scale of operations.

Operating income.  As a result of the foregoing, CME’s operating income increased by 45.1% to $37.2 million for the nine months ended September 30, 2009 from $25.6 million for the nine months ended September 30, 2008.

Interest income.  CME’s interest income decreased by 9.1% to $70,000 for the nine months ended September 30, 2009 from $77,000 for the nine months ended September 30, 2008, primarily as a result of lower interest rate from the bank deposit.

Income tax expenses.  CME’s income tax expenses increased by 51.6% to $9.8 million for the nine months ended September 30, 2009 from $6.5 million for the nine months ended September 30, 2008. The increase was primarily attributable to the increase in income before income taxes and additional taxes relating to dividends paid, which were partially offset by the recognition of the deferred tax of $333,000 in relationship to the accrued concession fee and accrued severance payment for the nine months ended September 30, 2009.

10

Net income.  As a result of the foregoing, CME’s net income increased by 42.7% to $27.4 million for the nine months ended September 30, 2009 from $19.2 million for the nine months ended September 30, 2008. CME’s net profit margin increased to 42.8% for the nine months ended September 30, 2009 from 41.5% for the nine months ended September 30, 2008, primarily attributable to an increase in gross profit in the nine months ended September 30, 2009.

Three months ended September 30, 2009 Compared to Three months ended September 30, 2008

Net revenues.  CME’s sales, net of business tax and related surcharges increased to $26.1 million for the three months ended September 30, 2009 from $15.8 million for the three months ended September 30, 2008. The increase was primarily attributable to the significantly increased total amount of advertising time that CME sold, an increase in average rates per second, increase in CME’s advertising base, expansion of the geographic coverage of CME’s network. In addition, additional revenue was generated from the embedded advertisement which was displayed during the broadcasting of the content for the three months ended September 30, 2009.

Cost of sales.  CME’s cost of sales increased to $8.6 million for the three months ended September 30, 2009 from $6.5 million for the three months ended September 30, 2008 due to the following reasons:

Concession fees.  Concession fees charged by inter-city express bus operators increased to $6.3 million for the three months ended September 30, 2009 from $5.2 million for the three months ended September 30, 2008. The increase was attributable to the increase in the concession fees payable to the group of bus operators participating in CME’s network through the execution of long-term framework agreements for the three months ended September 30, 2009 and an increase in the number of inter-city express buses carrying CME’s network as a result of the increase in number of buses operators that signed contracts with CME.

Depreciation.  Depreciation for CME’s digital television displays and hard disk drives increased to $794,000 for the three months ended September 30, 2009 from $703,000 for the three months ended September 30, 2008. The increase was attributable to installation of new equipment and control systems in connection with the increase in the number of inter-city express buses in the CME’s networks.

11

Business tax.  Business tax increased to $875,000 for the three months ended September 30, 2009 from $513,000 for the three months ended September 30, 2008. The increase was primarily attributable to Business taxes arising from consulting services Fujian Express provided to Fujian Fenzhong in the three months ended September 30, 2009.

Salary.  Salaries increased to $62,000 for the three months ended September 30, 2009, from $41,000 for the three months ended September 30, 2008. The increase was due to the increase in number of staff in the production and maintenance departments in the three months ended September 30, 2009.

Production cost for embedded advertisement.  Production costs increase to $589,000 for the three months ended September 30, 2009 from nil for the three months ended September 30, 2008 as CME started to produce the embedded advertisements inside the content.

Gross profit.  As a result of the foregoing, CME’s gross profit increased to $17.5 million for the three months ended September 30, 2009 from $9.3 million for the three months ended September 30, 2008. CME’s gross profit margin for the three months ended September 30, 2009 was 67.0% compared to the gross profit margin of 59.1% for the three months ended September 30, 2008.

Operating expenses.  CME’s operating expenses increased to $2.0 million for the three months ended September 30, 2009 from $0.8 million for the three months ended September 30, 2008 due to the following reasons:

Selling expenses.  Selling expenses were $1.4 million and $0.3 million for the three months ended September 30, 2009 and 2008, respectively.  The majority of selling expenses consisted of the salary and staff welfare of the sales force and the promotion expenses. There were no significant differences in the size of the sales force for the three months ended September 30, 2009 and 2008. The significant increase of the selling expenses is mainly a result of the addition of commissions expense added during the current quarter.  Starting July 1, 2009, the Company began paying commissions to the sales people, which is calculated based upon a percentage of the monthly advertising revenue. Salaries, commission and welfare expenses increased to $1.3 million for the three months ended September 30, 2009, from $198,000 for the three months ended September 30, 2008.  Promotion expenses increased to $239,000 for the three months ended September 30, 2009, from $2,000 for the three months ended September 30, 2008

General and administrative expenses.  General and administrative expenses increased by 12.2% to $588,000 for the three months ended September 30, 2009 from $524,000 for the three months ended September 30, 2008. The increase was primarily attributable to the increase salaries, rental expenses on various offices in the PRC, professional fees, housing fund and welfare paid to additional management and administrative personnel to meet the demand arising from CME’s enlarged scale of operations.

12

Operating income.  As a result of the foregoing, CME’s operating income increased by 82.3% to $15.5 million for the three months ended September 30, 2009 from $8.5 million for the three months ended September 30, 2008.

Interest income.  CME’s interest income decreased by 28.9% to $27,000 for the three months ended September 30, 2009 from $38,000 for the three months ended September 30, 2008, primarily as a result of lower interest rate from the bank deposit.

Income tax expenses.  CME’s income tax expenses increased by 80.2% to $3.9 million for the three months ended September 30, 2009 from $2.2 million for the three months ended September 30, 2008. The increase was primarily attributable to the increase in income before income taxes, which were partially offset by the recognition of the deferred tax of $155,000 in relationship to the accrued concession fee and accrued severance payment for the three months ended September 30, 2009.

Net income.  As a result of the foregoing, CME’s net income increased by 83.3% to $11.7 million for the three months ended September 30, 2009 from $6.4 million for the three months ended September 30, 2008. CME’s net profit margin increased to 44.7% for the three months ended September 30, 2009 from 40.3% for the three months ended September 30, 2008, primarily attributable to an increase in gross profit in the three months ended September 30, 2009.

Liquidity and capital resources.

As of September 30, 2009, CME had net cash and cash equivalents of $40.9 million. CME’s cash primarily consists of cash on hand and cash deposited in banks and interest-bearing savings accounts. CME’s liquidity requirements primarily include cash required to install its equipment and control systems on the inter-city express buses carrying its network, concession fees payable to the inter-city express bus operators participating in its network and its working capital needs.

For the nine months and three months ended September 30, 2009, CME has financed its liquidity needs primarily through cash flows from operating activities.

13

As of September 30, 2009 and December 31, 2008, CME’s accounts receivable, one of the principal components of CME’s current assets, were $11.3 million and $6.1 million, respectively. CME’s accounts receivable relate to advertising fees payable by its clients. CME expects its accounts receivable to increase as it continues to grow its business. CME intends to maintain its current policies for collections of accounts receivable, which provide a 30-60-day credit period following the month in which the advertisements are displayed. CME mitigates its collection risk by evaluating the creditworthiness of its clients and monitoring outstanding balances payable by its clients. In addition, as of September 30, 2009 and December 31, 2008, CME’s accounts payable, one of the principal components of its current liabilities, were $2.0 million and $1.6 million, respectively. CME’s accounts payable relate to concession fees payable to the inter-city express bus operators participating in CME’s networks. CME expects its accounts payable to increase as the number of inter-city express buses carrying its network increases. CME settles such concession fees on a monthly basis based on the actual number of buses carrying its network in the preceding month. Moreover, as of September 30, 2009 and December 31, 2008, CME’s accrued liabilities for the purchase of property, plant and equipment were $1.5 million and $1.1 million, respectively. Such liabilities relate to CME’s purchase of equipment and control systems.  CME believes the cash it generates from its customers, will be sufficient to fund its expansions and payment obligations to the inter-city express bus operators and CME’s equipment supplier.

CME believes that its existing cash resources, the anticipated cash flows from operating activities, will be sufficient to meet both its short-term and long-term liquidity needs, including capital expenditure requirements to achieve its expansion plans and the potential increase in costs as a result of becoming a public reporting company.

14

ITEM 3.  QUANTATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

All of our revenues, costs and expenses are denominated in RMB. Although the conversion of the RMB is highly regulated in China, the value of the RMB against the value of the U.S. dollar or any other currency nonetheless may fluctuate and be affected by, among other things, changes in China’s political and economic conditions. Under current policy, the value of the RMB is permitted to fluctuate within a narrow band against a basket of certain foreign currencies. China is currently under significant international pressures to liberalize this government currency policy, and if such liberalization were to occur, the value of the RMB could appreciate or depreciate against the U.S. dollar.

Because all of our earnings and cash assets are denominated in RMB, appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue in the future that will be exchanged into U.S. dollars and earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedging transactions may be limited and we may not be able to successfully hedge our exposure at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currency.

Interest Rate Risk

CME has not been, nor does it anticipate being, exposed to material risks due to changes in interest rates. our risk exposure to changes in interest rates relates primarily to the interest income generated by cash deposited in interest-bearing savings accounts. CME has not used, and does not expect to use in the future, any derivative financial instruments to hedge its interest risk exposure. However, our future interest income may fall short of its expectation due to changes in interest rates in the market.

15

ITEM 4.  CONTROLS AND PROCEDURES.

We maintain “disclosure controls and procedures,” as such term is defined under Exchange Act Rule 13a-15(e), that are designed to ensure that information required to be disclosed in our Exchange Act reports is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Principal Financial Officer, as appropriate, to allow timely decisions regarding required disclosures. In designing and evaluating the disclosure controls and procedures, our management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives and in reaching a reasonable level of assurance our management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures. We have carried out an evaluation  as required by Rule 13a-15(d) under the supervision and with the participation of our management, including our Chief Executive Officer and Principal Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of September 30, 2009. Based upon their evaluation and subject to the foregoing, the Chief Executive Officer and Principal Financial Officer concluded that as of September 30, 2009 our disclosure controls and procedures were effective in ensuring that material information relating to us, is made known to the Chief Executive Officer and Principal Financial Officer by others within our company during the period in which this report was being prepared.

There were no changes in our internal controls over financial reporting identified in connection with the evaluation that occurred during the quarter ended September 30, 2009 that has materially affected, or is reasonably likely to materially affect, our internal controls over financial reporting.

16

PART II

OTHER INFORMATION

ITEM 1 LEGAL PROCEEDINGS

None.

ITEM 1A RISK FACTORS

None.

ITEM 2 UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

Not applicable.

ITEM 3 DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None.

ITEM 5 OTHER INFORMATION

None.

ITEM 6 EXHIBITS

Exhibit No.	Description

31.1	Certification of the Chief Executive Officer (Principal Executive Officer) pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of the Chief Financial Officer (Principal Financial Officer) pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

17

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MEDIAEXPRESS HOLDINGS, INC.

Date: November 16, 2009	By:	/s/ Zheng Cheng
Name: Zheng Cheng
Title: Chief Executive Officer

18